Exhibit 1.01

ESTERLINE TECHNOLOGIES CORPORATION

Conflict Minerals Report

For The Year Ended December 31, 2017

Esterline Technologies Corporation (“Esterline” or the “Company”) has prepared this report for the year ended December 31, 2017 to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), which was promulgated pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

Esterline has reason to believe that some of the conflict minerals, as defined in the Rule, present in its supply chain may have originated in Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and may not be from recycle or scrap sources. Accordingly, Esterline is conducting due diligence measures to determine the source and chain of custody of the conflict minerals used in its products, filing this Conflict Minerals Report as an exhibit to Form SD filed with the Securities and Exchange Commission on May 31, 2018 and posting a copy of the report titled “2017 Conflict Minerals Report” on its website at http://www.esterline.com/CorporateResponsibility/HumanRights/ConflictMinerals.aspx.

1. Company Overview

Esterline is a leading specialized manufacturing company principally serving aerospace and defense customers. Esterline designs, manufactures and markets highly engineered products and systems for application within the industries it serves. The information in this Conflict Minerals Report includes the activities of all its majority-owned consolidated subsidiaries and joint ventures.

Esterline management views the company’s businesses in three segments related to its set of core competencies: Avionics & Controls, Sensors & Systems, and Advanced Materials. The products Esterline manufactures for each of these segments are as described further below:

Avionics & Controls: The businesses that comprise Esterline’s Avionics & Controls segment produce the following products:

•	innovative cockpit systems integration and avionics solutions for commercial and military customers in the aviation and global positioning markets;

•	rugged display and networking products for defense and air traffic control applications and a wide-range of simulation display systems;

•	high quality, state-of-the-art human-machine interface components and systems as well as military audio and data products designed to operate in the most severe battle environments; and

•	state-of-the-art user interface devices and custom-designed data input components used on specialized medical equipment, advanced military solutions and high-tech gaming applications.

Sensors & Systems: The businesses that comprise Esterline’s Sensors & Systems segment produce the following products:

•	a wide range of sensors primarily for gas turbine and airframe applications and complete pressure and temperature scanning systems for wind tunnel and turbine test applications;

•	high-performance, high-reliability interconnect solutions for severe environments primarily in the aerospace, defense / space, and industrial equipment markets; and

•	low cost, high reliability custom power distribution assemblies for aerospace, military, ground transportation and high-end industrial applications worldwide.

Advanced Materials: The businesses that comprise Esterline’s Advanced Materials segment produce the following products:

•	combustible ordnance and expendable countermeasures, including state-of-the-art ordnance products, infrared decoy flares and radar countermeasure chaff for air and shipboard applications and a variety of pyrotechnic devices; and

•	advanced materials, components, and surface-treatment processes engineered specifically for extremes in temperature, vibration, and chemical exposure.

The components Esterline utilizes to manufacture the products across its businesses may contain conflict minerals as follows:

•	tantalum, used in capacitors;

•	tin, used in soldered components;

•	tungsten, used in coatings, alloys, heating elements and electrodes; and

•	gold, used in circuit boards, electrodes and electronic components.

2. Description of Reasonable Country of Origin Inquiry (“RCOI”)

Esterline’s RCOI employed a combination of measures to determine whether the necessary conflict minerals in Esterline products originated from the Covered Countries. Esterline’s primary means of determining country of origin of necessary conflict minerals was conducting a supply chain survey with direct suppliers using the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (“EICC-GeSI”) Conflict Minerals Reporting Template, which is commonly referred to as the CMRT. These survey efforts have been developed and are implemented on Esterline’s behalf by Assent Compliance.

When Esterline launched its survey in 2013, it included all its direct suppliers because it could not definitively determine which products contained conflict minerals that were necessary to the functionality or production. Esterline began with a full supplier list extracted from its preferred vendor list, which was filtered to remove service providers, indirect materials suppliers and inactive suppliers (no purchases since December 2012). Esterline then provided the filtered list of approximately 6,000 suppliers to its vendor, Assent Compliance, to upload to its system for management of the data as the survey was conducted and other diligence processes led by Assent Compliance were implemented. Thereafter, Esterline annually identifies its new preferred vendors, filters the list to only direct suppliers, and provides the list of new direct suppliers to Assent Compliance to add to its database. The data is also reviewed annually to purge inactive vendors, defined as those Esterline has not purchased from in the last 24 months.

For the suppliers maintained in the database, Assent Compliance conducted an RCOI process that included contact via Assent Compliance’s software platform that enables users to complete and track supplier communications and allows suppliers to upload completed CMRT forms directly to the platform for assessment and management. Communications sent through the platform to in-scope suppliers included training and education on completion of the CMRT form. Non-responsive in-scope suppliers were contacted a number of times through the platform and then were also contacted by the Assent Compliance supply chain team in one-on-one communications. All of these communications were monitored and tracked in Assent Compliance’s system for future reporting and transparency.

Esterline also implements automated data validation on all submitted CMRTs that checks responses in the reports for consistency. The goal of the automated data validation is to increase the accuracy of submissions and to help identify any contradictory answers in the CMRT that need to be confirmed. This data validation keys off a short list of questions designed to establish the minimum baseline as to whether the products supplied contain conflict minerals necessary to the products’ function or production as well as about the source of the conflict minerals, information received from downstream suppliers and the identification of smelters that can only be answered in certain ways without generating internal inconsistencies in the responses. Reports submitted that contain internal inconsistencies in the responses to these questions or that fail to include smelter information for any conflict mineral the supplier claimed was present are classified as “invalid,” and the supplier is contacted regarding the initial responses and encouraged to resubmit a valid report. All submitted forms are accepted and retained, even if the report is classified as invalid. As of May 16, 2018, approximately 63% of Esterline’s in-scope suppliers submitted a CMRT, of which approximately 4% submitted an invalid CMRT requiring further follow up.

As of May 16, 2018, just over 17% of respondents who submitted a CMRT have declared that their conflict minerals come from the Covered Countries. As further described below, Esterline has not yet confirmed whether conflict minerals reported to have come from the Covered Countries are in fact included in its products. However, all smelters reported by suppliers to have sourced from the Covered Countries are included on the Responsible Minerals Initiative (“RMI”) listing consistent with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols.

3. Due Diligence Process

Esterline’s due diligence measures have been designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold and for tin, tantalum and tungsten (collectively, the “OECD Guidance”). In 2017, the due diligence process was aimed to help Esterline assess and respond to risk in its supply chain by investigating the source of its products down the chain to the smelters and refiners and the strength of its suppliers’ conflict minerals programs.

3.1 Conflict Minerals Policy and Related Management Systems

Conflict Minerals Policy. Esterline has adopted a conflicts mineral policy, which is publicly available on Esterline’s corporate website at http://www.esterline.com/CorporateResponsibility/HumanRights/ConflictMinerals.aspx. Esterline has also developed a more detailed internal policy applicable to all its controlled subsidiaries and joint ventures that sets forth Esterline’s policy regarding conflict minerals and defines the management and organizational structure for the administration of its conflicts minerals policy and the due diligence framework for ascertaining the presence of conflict minerals in Esterline’s supply chain, which is based on the OECD Guidance as described in this Conflict Minerals Report.

Internal Team. Esterline’s corporate headquarters office has responsibility for leadership and implementation of its conflict minerals policy. The oversight of the policy is led by Esterline’s Associate General Counsel & Corporate Secretary, who oversees the Program Director responsible for managing the due diligence process. The Program Director is responsible for overseeing the work performed by Assent Compliance, the vendor engaged by Esterline to help manage its conflict minerals program, facilitating the exchange of supplier information between Esterline business units and Assent Compliance, and ensuring that follow up tasks and action items arising from the due diligence process are assigned to appropriate Esterline personnel and completed. The Program Director works primarily with procurement leaders in Esterline’s operating units to complete tasks associated with the supplier due diligence process. As needed, the Associate General Counsel and Program Director will work with a relevant business unit if issues arise pertaining to the implementation of Esterline’s conflict minerals policy or to develop an action plan if, based on the due diligence process, Esterline has reason to suspect a supplier is engaging in conduct prohibited by the Esterline conflict minerals policy. Esterline became a member of the industry-wide organization RMI (Member Company ID:6234) in reporting year 2016, which allowed access to RCOI data, as well as access to reports on smelters or refiners and their Conflict Free status as investigated by the RMI. The other elements of this membership will be further described in subsequent sections of this Conflict Minerals Report.

Control systems. Esterline relies on its direct suppliers to provide information on the origin of conflict minerals contained in components and materials supplied to the Company, including sources of conflict minerals that are supplied to them from lower tier suppliers. In addition to the due diligence process described in this Conflict Minerals Report, Esterline has contracts with its suppliers that provide an opportunity to reinforce its conflicts minerals policy and due diligence efforts. As a practical matter, Esterline’s contracts with its suppliers are frequently in force for multiple years, and the Company cannot unilaterally impose new contract terms and flow-down requirements. Esterline has developed a supplier master contract that contains provisions requiring suppliers to provide information about the source of conflict minerals that is rolled out to strategic suppliers as new supply arrangements are initiated or as existing arrangements are renewed. It will take a number of years to ensure that all Esterline supplier contracts contain appropriate flow-down clauses.

Supplier engagement. Through Assent Compliance, Esterline has provided education on the Rule as well as on Esterline’s policy on the source of conflict minerals. Feedback from this engagement has allowed Esterline and Assent Compliance to enhance the training, focusing and adapting it to each supplier’s needs while ensuring Esterline’s expectations are clear. This year, the Company enhanced the emphasis on supplier education and training by utilizing Assent Compliance’s learning management system, Assent University, and providing all in-scope suppliers access to its Conflict Minerals training course. This training is tracked and evaluated based on completion by suppliers. All suppliers are encouraged to complete all modules within this course.

Grievance mechanism. Esterline maintains access to an Ethics Helpline on its corporate website at www.esterline.com. Any interested party, including Esterline employees and suppliers, may submit a report via the Ethics Helpline to voice concerns regarding conflict mineral extraction, trade, handling and export, subject to limitations of local law.

Maintain records. Esterline has a policy to retain relevant documentation it collects, including the records of the due diligence process, for a minimum period of five years.

3.2 Identification and assessment of risk in the supply chain

Because of Esterline’s size, the complexity of its products, and the depth, breadth, and constant evolution of its supply chain, it is difficult to identify parties downstream from its direct suppliers. Esterline continues to work with suppliers to identify the downstream sources of its conflict minerals through the CMRTs, follow up on invalid responses on the CMRTs, use of a risk-based assessment of identified smelters and assessment of the conflict minerals programs of its suppliers, as described in this Conflict Minerals Report. All of the information and findings from this process and activities are stored in a database that can be tracked and audited.

Esterline, through Assent Compliance, evaluates suppliers on conflict mineral program strength. Although many companies still do not have many answers beyond “unknown,” in accordance with the OECD Due Diligence Guidance, Esterline has determined to evaluate and track the strength its suppliers’ programs in order to identify potential risk with suppliers who may not be building or supporting strong compliance programs for conflict minerals. To assess its suppliers’ programs, Esterline makes the following inquiries to its suppliers as part of the CMRT process:

•	Have you established a conflict minerals sourcing policy?

•	Have you implemented due diligence measures for conflict-free sourcing?

•	Do you review due diligence information received from your suppliers against your company’s expectations?

•	Does your review process include corrective action management?

When suppliers respond “yes” to the inquiries above, they are deemed to have a strong program. A “no” response indicates the supplier has a weaker program and such supplier is so classified and monitored for evidence of improvement or potential further action in accordance with Esterline’s conflict mineral policy.

Esterline does not have a direct relationship with conflict minerals smelters and refiners and, as a result, does not perform or direct audits of these entities within its supply chain. Esterline captured smelter and refiner information as part of the CMRT, as some suppliers provided the names of facilities it used as smelters or refiners. Assent Compliance compared the facilities identified by the suppliers to the list of smelters maintained by the RMI. For smelters identified by suppliers that were not on the list maintained by the RMI, Assent Compliance communicated with those smelters to request information on the alleged smelter or refiner’s business in order to confirm its legitimacy.

In light of this information gap and in accordance with OECD Guidelines, Esterline followed a risk-based approach in assessing those smelters identified by its supply chain with the objective of focusing on suppliers who source from smelters who appear to be higher risk from sourcing conflict minerals in the Covered Countries. Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. Assent compared these facilities listed in the responses to the list of smelters and refiners maintained by the RMI to ensure that the facilities met the RMI definition of a conflict mineral processing facility that was operational during the 2017 calendar year.

In order to assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the RMAP. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

Assent Compliance, utilizing its database and software, helped Esterline classify each facility that meets the RMI definition of a smelter or refiner of a Conflict Mineral as high, medium or low based on three scoring criteria:

1.	Geographic proximity to the Covered Countries;

2.	Responsible Minerals Assurance Process audit status;

3.	Known or plausible evidence of unethical or conflict sourcing.

Asset Compliance also compiled the risk scores all for the smelters used by a supplier to ascribe a risk score to each supplier. In this way, Esterline is able to assess which suppliers are more likely to source metals that are not conflict-free from a Covered Country. In addition, Assent Compliance reaches out to smelters not yet in compliance with the RMAP, and educates them about the program and encourages them to participate.

As a member of the RMI, the Company supports engagement by the RMI with suppliers or refiners and the obtainment of information on country of mineral origin, transit and transportation routes used between mine and smelters/refiners. RMI membership also supports the RMAP, which includes an assessment whether smelters or refiners have carried out all five steps of due diligence for responsible supply chains of conflict minerals from the Covered Countries and supports spot checks and/or audits at smelter or refiner facilities.

Esterline believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the conflict minerals in our products, including (1) seeking information about conflict minerals smelters and refiners in our supply chain through the CMRT process, (2) verifying those smelters and refiners against the expanding RMI lists, (3) conducting ongoing due diligence review and risk assessments, (4) supporting smelter engagement and auditing by the RMI and (5) obtaining additional documentation and verification, as applicable, when responses are invalid or incomplete.

3.3 Design and implementation of a strategy to respond to risk in the supply chain

The following due diligence process enables Esterline to respond to risk in its supply chain:

•	collection and verification of data about smelters and refiners identified by suppliers who submit a CMRT,

•	a risk-based approach to assess smelters and refiners who are not precisely identified by suppliers to determine those for whom follow up actions may be required pursuant to Esterline’s conflict mineral policy, and

•	ongoing assessment of the strength of the suppliers’ compliance program.

In addition, as a policy matter, Esterline notifies its customers if it identifies a reasonable risk a supplier is sourcing conflict minerals from Covered Countries that is supporting or linked to supporting conflict in the Covered Countries and works with its suppliers to find alternative sources for such Conflict Minerals. Esterline plans to terminate its relationship with any supplier who is unable to support risk mitigation efforts to reduce the potential of Conflict Minerals in its supply chain.

Esterline’s membership in the RMI supports RMI’s efforts to provide in-region risk assessment and mitigation. RMI’s efforts include monitoring whether smelters or refiners demonstrate significant and measurable improvement within six months from the adoption of their risk management plans and conducting independent third party audits of the smelters’ and refiners’ due diligence practices through the RMAP.

Through RMI’s risk assessment activities, the following facilities have been identified as being of highest concern to Esterline’s supply chain:

•	Tony Goetz NV—CID002587

•	African Gold Refinery Limited (AGR)—CID003185

•	Kaloti Precious Metals—CID002563

•	Universal Precious Metals Refining Zambia—CID002854

•	Fidelity Printers and Refiners—CID002515

•	Sudan Gold Refinery—CID002567

When these facilities were reported on a CMRT by one of Esterline’s suppliers, Esterline initiated risk mitigation activities through Assent Compliance. The reporting suppliers were instructed to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the potential connection of these facilities to products that the suppliers provide to Esterline, and in certain cases, requests to remove these high risk facilities from their supply chain.

As per the OECD Due Diligence Guidance, risk mitigation depends on the supplier’s specific context. Suppliers are given clear performance objectives to achieve within reasonable timeframes with the ultimate goal of progressive elimination of these risks from Esterline’s supply chain. Furthermore, suppliers are encouraged to use Assent Compliance’s learning management system to engage in educational materials on mitigating the risk of smelters or refiners in the supply chain.

3.4 Independent third party audit of refiner’s due diligence practices

Esterline does not have a direct relationship with conflict minerals smelters or refiners and as a result, Esterline does not perform direct audits of these entities in its supply chain. However, through Assent Compliance, Esterline encourages suppliers with more direct relationships with smelters to participate in comparable due diligence validation activities. Additionally, as previously mentioned, Esterline’s membership in the RMI supports third party audits of refiners’ due diligence practices.

3.5 Report annually on supply chain due diligence

Esterline reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. A copy of the report titled “2017 Conflict Minerals Report” on its website at http://www.esterline.com/CorporateResponsibility/HumanRights/ConflictMinerals.aspx.

4. Due Diligence Results

As of May 16, 2018, Esterline validated 321 smelters or refiners identified within its supply chain. If a supplier indicated that the facility was “conflict-free,” such status was confirmed by Assent Compliance if the facility was listed by the RMI as conformant. A listing of the smelters identified in Esterline’s supply chain as well as each smelter’s country of origin is included as Annex A to this Conflict Minerals Report.

Based on the smelter and refiner lists provided by suppliers via submission of CMRTs and validated against the RMI legitimate smelters and refiners information as described above, Esterline is aware that in its supply chain it has 257 conformant smelters or refiners, 11 smelters or refiners that have begun the process to be validated as “conformant,” which means they are deemed as “active” in the Conflict Free Smelter Program), and 53 smelters or refiners that are not enrolled in the RMAP and therefore have not started the process to become “conformant” but Esterline has not been able to fully trace whether these smelters provide conflict minerals used in its products. A large majority of the suppliers within Esterline’s supply chain remain unable to provide the smelters or refiners used for products supplied to Esterline. Furthermore, many of the suppliers provided responses at the company or division level and indicated an “unknown” status in terms of determining the origin of conflict minerals. The CMRTs submitted by suppliers that do not list at least one smelter for each conflict mineral claimed on the CMRT were considered invalid, and Assent Compliance followed up on these, urging suppliers to resubmit with additional smelter information. Accordingly, there are still suppliers unable to provide the smelters or refiners used for materials supplied to Esterline.

5. Steps to Improve Future Due Diligence and Supply Chain Risk Mitigation

Esterline intends to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in its products could benefit armed groups in the Covered Countries:

•	include a conflict minerals flow-down clause in new or renewed supplier contracts,

•	continue engagement with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses,

•	engage any suppliers found to be supplying Esterline with conflict minerals from sources that support conflict in the Covered Countries and, when practicable, to establish an alternative source of conflict minerals that does not support such conflict, and

•	define and improve best practices and build leverage over its supply chain in accordance with the OECD Guidance.

Based on its due diligence process as of the date of this Conflict Minerals Report, Esterline has found no instances where it was necessary to terminate a supplier contract or to find a replacement supply of any conflict minerals.

In addition, Esterline plans to take the following steps in order to obtain additional information regarding smelters or refiners so Esterline can determine the mines or locations of origin of the conflict minerals in its supply chain:

•	require the use the smelter identification numbers in order to deem supplier responses complete and

•	require suppliers to inform Esterline of the correlation between smelters they identify and the products and parts they supply to Esterline.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding Columbia’s conflict minerals program. Words such as “expects,” “intends,” “plans,” “believes,” and “anticipates” and similar expressions are used to identify these forward-looking statements, and which include Esterline’s future mitigation actions. These statements are not guarantees of future actions or performance. Actual results and outcomes may materially differ from what may be expressed in such forward-looking statements, which could be affected by, among other things, changes in the Rule, interpretations of the Rule, international due diligence frameworks, law, Esterline’s internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. Esterline does not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.

Annex A

List of Smelters and Refiners

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Gold	Abington Reldan Metals, LLC	UNITED STATES	Not Enrolled

Gold	Advanced Chemical Company	UNITED STATES	Conformant

Gold	African Gold Refinery	UGANDA	Not Enrolled

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant

Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant

Gold	Asahi Pretec Corp.	JAPAN	Conformant

Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	Asahi Refining USA Inc.	UNITED STATES	Conformant

Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled

Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant

Gold	Aurubis AG	GERMANY	Conformant

Gold	Bangalore Refinery	INDIA	Active

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

Gold	Boliden AB	SWEDEN	Conformant

Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant

Gold	Caridad	MEXICO	Not Enrolled

Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant

Gold	Cendres + Métaux S.A.	SWITZERLAND	Conformant

Gold	Chimet S.p.A.	ITALY	Conformant

Gold	Chugai Mining	JAPAN	Not Enrolled

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Enrolled

Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant

Gold	Dowa	JAPAN	Conformant

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Active

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant

Gold	Elemetal Refining, LLC	UNITED STATES	Not Enrolled

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not Enrolled

Gold	Geib Refining Corporation	UNITED STATES	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled

Gold	Guangdong Jinding Gold Limited	CHINA	Not Enrolled

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled

Gold	HeeSung	KOREA, REPUBLIC OF	Conformant

Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Enrolled

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	Istanbul Gold Refinery	TURKEY	Conformant

Gold	Italpreziosi	ITALY	Conformant

Gold	Japan Mint	JAPAN	Conformant

Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conformant

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled

Gold	Kazzinc	KAZAKHSTAN	Conformant

Gold	Kennecott Utah Copper LLC	UNITED STATES	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Enrolled

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled

Gold	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled

Gold	L’Orfebre S.A.	ANDORRA	Active

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled

Gold	Marsam Metals	BRAZIL	Conformant

Gold	Materion	UNITED STATES	Conformant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant

Gold	Metalor USA Refining Corporation	UNITED STATES	Conformant

Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant

Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	Modeltech Sdn Bhd	MALAYSIA	Active

Gold	Morris and Watson	NEW ZEALAND	Not Enrolled

Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Enrolled

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Not Enrolled

Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active

Gold	Nihon Material Co., Ltd.	JAPAN	Conformant

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant

Gold	PAMP S.A.	SWITZERLAND	Conformant

Gold	Pease & Curren	UNITED STATES	Not Enrolled

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled

Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

Gold	PX Précinox S.A.	SWITZERLAND	Conformant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Enrolled

Gold	Remondis Argentia B.V.	NETHERLANDS	Active

Gold	Republic Metals Corporation	UNITED STATES	Conformant

Gold	Royal Canadian Mint	CANADA	Conformant

Gold	SAAMP	FRANCE	Conformant

Gold	Sabin Metal Corp.	UNITED STATES	Not Enrolled

Gold	Safimet S.p.A	Italy	Conformant

Gold	SAFINA A.S.	CZECH REPUBLIC	Active

Gold	Sai Refinery	INDIA	Not Enrolled

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conformant

Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Gold	Singway Technology Co., Ltd.	TAIWAN	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant

Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conformant

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Enrolled

Gold	Sudan Gold Refinery	SUDAN	Not Enrolled

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Gold	SungEel HiTech	KOREA, REPUBLIC OF	Conformant

Gold	T.C.A S.p.A	ITALY	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled

Gold	Tony Goetz NV	BELGIUM	Not Enrolled

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Enrolled

Gold	Torecom	KOREA, REPUBLIC OF	Conformant

Gold	Umicore Brasil Ltda.	BRAZIL	Conformant

Gold	Umicore Precious Metals Thailand	THAILAND	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conformant

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Enrolled

Gold	Valcambi S.A.	SWITZERLAND	Conformant

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conformant

Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conformant

Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

Tantalum	D Block Metals, LLC	UNITED STATES	Conformant

Tantalum	Duoluoshan	CHINA	Not Enrolled

Tantalum	Exotech Inc.	UNITED STATES	Conformant

Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant

Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant

Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant

Tantalum	H.C. Starck Inc.	UNITED STATES	Conformant

Tantalum	H.C. Starck Ltd.	JAPAN	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	KEMET Blue Metals	MEXICO	Conformant

Tantalum	KEMET Blue Powder	UNITED STATES	Conformant

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conformant

Tantalum	LSM Brasil S.A.	BRAZIL	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant

Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

Tantalum	NPM Silmet AS	ESTONIA	Conformant

Tantalum	Power Resources Ltd.	MACEDONIA	Conformant

Tantalum	QuantumClean	UNITED STATES	Conformant

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conformant

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant

Tantalum	Taki Chemicals	JAPAN	Conformant

Tantalum	Telex Metals	UNITED STATES	Conformant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conformant

Tin	Alpha	UNITED STATES	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Active

Tin	China Tin Group Co., Ltd.	CHINA	Conformant

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Enrolled

Tin	CV Ayi Jaya	INDONESIA	Conformant

Tin	CV Dua Sekawan	INDONESIA	Conformant

Tin	CV Gita Pesona	INDONESIA	Conformant

Tin	CV Tiga Sekawan	INDONESIA	Conformant

Tin	CV United Smelting	INDONESIA	Conformant

Tin	CV Venus Inti Perkasa	INDONESIA	Conformant

Tin	Dowa	JAPAN	Conformant

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not Enrolled

Tin	EM Vinto	BOLIVIA	Conformant

Tin	Estanho de Rondônia S.A.	BRAZIL	Not Enrolled

Tin	Fenix Metals	POLAND	Conformant

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant

Tin	Gejiu Jinye Mineral Company	CHINA	Conformant

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Enrolled

Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	Conformant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant

Tin	Metallic Resources, Inc.	UNITED STATES	Conformant

Tin	Metallo Belgium N.V.	BELGIUM	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Tin	Metallo Spain S.L.U.	SPAIN	Conformant

Tin	Mineracao Taboca S.A.	BRAZIL	Conformant

Tin	Minsur	PERU	Conformant

Tin	Mitsubishi Materials Corporation	JAPAN	Conformant

Tin	Modeltech Sdn Bhd	MALAYSIA	Active

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

Tin	Operaciones Metalurgical S.A.	BOLIVIA	Conformant

Tin	Pongpipat Company Limited	MYANMAR	Not Enrolled

Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant

Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

Tin	PT Babel Inti Perkasa	INDONESIA	Conformant

Tin	PT Bangka Prima Tin	INDONESIA	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant

Tin	PT Bangka Tin Industry	INDONESIA	Conformant

Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant

Tin	PT Bukit Timah	INDONESIA	Conformant

Tin	PT DS Jaya Abadi	INDONESIA	Conformant

Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conformant

Tin	PT Inti Stania Prima	INDONESIA	Conformant

Tin	PT Karimun Mining	INDONESIA	Conformant

Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant

Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant

Tin	PT Menara Cipta Mulia	INDONESIA	Conformant

Tin	PT Mitra Stania Prima	INDONESIA	Conformant

Tin	PT O.M. Indonesia	INDONESIA	Conformant

Tin	PT Panca Mega Persada	INDONESIA	Conformant

Tin	PT Premium Tin Indonesia	INDONESIA	Conformant

Tin	PT Prima Timah Utama	INDONESIA	Conformant

Tin	PT Refined Bangka Tin	INDONESIA	Conformant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant

Tin	PT Sukses Inti Makmur	INDONESIA	Conformant

Tin	PT Sumber Jaya Indah	INDONESIA	Conformant

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conformant

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conformant

Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	PT Tommy Utama	INDONESIA	Conformant

Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tin	Rui Da Hung	TAIWAN	Conformant

Tin	Soft Metais Ltda.	BRAZIL	Conformant

Tin	Super Ligas	Brazil	Not Enrolled

Tin	Thaisarco	THAILAND	Conformant

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tin	Yunnan Tin Company Limited	CHINA	Conformant

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conformant

Tungsten	ACL Metais Eireli	BRAZIL	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Active

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Enrolled

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conformant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant

Metal	Standard Smelter Name	Smelter Facility Location	RMI Audit Status

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Enrolled

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Kennametal Fallon	UNITED STATES	Conformant

Tungsten	Kennametal Huntsville	UNITED STATES	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Conformant

Tungsten	Niagara Refining LLC	UNITED STATES	Conformant

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conformant

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

Country of Origin List:

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe